As filed with the Securities and Exchange Commission on May 6, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Digital Brands Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5699	46-1942864
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1400 Lavaca Street
Austin, TX 78701
(209) 651-0172

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Hilburn Davis IV
President and Chief Executive Officer
1400 Lavaca Street
Austin, TX 78701
(209) 651-0172

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas J. Poletti Veronica Lah Manatt, Phelps & Phillips, LLP 695 Town Center Drive, 14th Floor Costa Mesa, CA 92646 (714) 312-7500	Ross David Carmel Esq. Andrew Russell, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street, 18th Floor New York, NY 10018 (212) 658-0458

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-264347

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer☐ Non-accelerated filer ☒ Smaller reporting company ☒

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, for the purpose of registering the following securities of Digital Brands Group, Inc. (the “Company”): 1,598,270 shares of common stock, $0.0001 par value (“Common Stock”) of the Company. This Registration Statement relates to the offering of shares of the Company’s Common Stock contemplated by its Registration Statement on Form S-1 (File No. 333-264347), which was initially filed with the Securities and Exchange Commission on April 18, 2022, and which, as amended, was declared effective on May 5, 2022 (the “Prior Registration Statement”). This registration statement is filed for the sole purpose of increasing the number of securities being offered. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-264347) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Manatt, Phelps & Phillips, LLP
23.1	Consent of dbbmckennon for Digital Brands Group, Inc.
23.2	Consent of dbbmckennon for Harper & Jones LLC
23.3	Consent of dbbmckennon for Sunnyside LLC
23.4	Consent of Armanino LLP for MOSBEST, LLC
23.5	Consent of Armanino LLP for Sunnyside, LLC
23.6	Consent of Manatt, Phelps & Phillips (contained in Exhibit 5.1)
107	Calculation of Filing Fee Tables

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, state of Texas, on the 6th day of May, 2022.

DIGITAL BRANDS GROUP, INC.

By:	/s/ John Hilburn Davis IV
John Hilburn Davis IV
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Hilburn Davis IV	President, Chief Executive Officer and	May 6, 2022
John Hilburn Davis IV	Director (Principal Executive Officer)

/s/ Reid Yeoman	Chief Financial Officer (Principal financial	May 6, 2022
Reid Yeoman	and accounting officer)

*	Director	May 6, 2022
Mark T. Lynn

*	Director	May 6, 2022
Trevor Pettennude

*	Director	May 6, 2022
Jameeka Aaron Green

*	Director	May 6, 2022
Huong “Lucy” Doan

* By:	/s/ John Hilburn Davis IV	John Hilburn Davis IV,
Attorney-in-fact

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